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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm as experts in the Registration Statement Form S-8 pertaining to the Interliant, Inc. 1998 Stock Option Plan of Interliant, Inc. and to the incorporation by reference therein of our report dated February 15, 1999, except for the second to last paragraph of Note 12, as to which the date is March 10, 1999, with respect to the consolidated financial statements of Interliant, Inc. (formerly known as Sage Networks, Inc.) as of December 31, 1997 and 1998, and for the period December 8, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998, included in Amendment No. 6 to the registration statement on Form S-1 (No. 333-74403) of Interliant, Inc., and the related prospectus dated July 7, 1999, filed with the Securities and Exchange Commission.



                                                  Ernst & Young LLP
                                                  /s/ Ernst & Young LLP


Boston, Massachusetts
July 15, 1999